                                                                  EXHIBIT 99




                             THE MAGNA GROUP, INC.


                        EMPLOYEE STOCK PURCHASE PLAN

                            THE MAGNA GROUP, INC.
                        EMPLOYEE STOCK PURCHASE PLAN

                              TABLE OF CONTENTS



SECTION 1 - INTRODUCTION. . . . . . . . . . . . . . . . . .   1
     1.1 Purpose. . . . . . . . . . . . . . . . . . . . . .   1
     1.2 Stock Purchase Plan. . . . . . . . . . . . . . . .   1
     1.3 Effective Date . . . . . . . . . . . . . . . . . .   1
     1.4 Participating Subsidiaries . . . . . . . . . . . .   1
     1.5 Stock Subject to Plan. . . . . . . . . . . . . . .   1
     1.6 Appendices . . . . . . . . . . . . . . . . . . . .   1

SECTION 2 - DEFINITIONS . . . . . . . . . . . . . . . . . .   2

SECTION 3 - ENROLLMENT AND CONTRIBUTIONS. . . . . . . . . .   3
     3.1 Eligibility for Enrollment . . . . . . . . . . . .   3
     3.2 Enrollment Procedure . . . . . . . . . . . . . . .   3
     3.3 Contributions. . . . . . . . . . . . . . . . . . .   4
     3.4 Option Accounts. . . . . . . . . . . . . . . . . .   4
     3.5 Matching Allocations . . . . . . . . . . . . . . .   4
     3.6 No Funding of Accounts . . . . . . . . . . . . . .   4

SECTION 4 - GRANT AND EXERCISE OF OPTION. . . . . . . . . .   4
     4.1 Grant of Options; Terms. . . . . . . . . . . . . .   4
     4.2 Purchase of Stock; Price . . . . . . . . . . . . .   5
     4.3 Stock Accounts . . . . . . . . . . . . . . . . . .   6
     4.4 Section 16 Requirements. . . . . . . . . . . . . .   6
     4.5 Stock Certificates . . . . . . . . . . . . . . . .   7
     4.6 Excess Account Balances. . . . . . . . . . . . . .   7
     4.7 No Interest on Account Balances. . . . . . . . . .   7

SECTION 5 - TERMINATION OF ENROLLMENT . . . . . . . . . . .   7
     5.1 Termination of Enrollment. . . . . . . . . . . . .   7
     5.2 Distributions to Employee. . . . . . . . . . . . .   8
     5.3 Beneficiaries. . . . . . . . . . . . . . . . . . .   8

SECTION 6 - PLAN ADMINISTRATION . . . . . . . . . . . . . .   9
     6.1 Administrative Committee . . . . . . . . . . . . .   9
     6.2 Committee Powers . . . . . . . . . . . . . . . . .   9
     6.3 Committee Actions. . . . . . . . . . . . . . . . .   9
     6.4 Member Who is Participant. . . . . . . . . . . . .  10
     6.5 Information Required from Company. . . . . . . . .  10
     6.6 Information Required from Employees. . . . . . . .  10
     6.7 Designation of Plan Type . . . . . . . . . . . . .  10
     6.8 Uniform Rules and Administration . . . . . . . . .  10

SECTION 7 - AMENDMENT AND TERMINATION . . . . . . . . . . .  10
     7.1 Amendment. . . . . . . . . . . . . . . . . . . . .  10
     7.2 Termination. . . . . . . . . . . . . . . . . . . .  11
     7.3 Rights Upon Termination. . . . . . . . . . . . . .  11

SECTION 8 - GENERAL PROVISIONS. . . . . . . . . . . . . . .  11
     8.1 No Transfer or Assignment. . . . . . . . . . . . .  11
     8.2 Equal Rights and Privileges. . . . . . . . . . . .  11
     8.3 Rights as Stockholder. . . . . . . . . . . . . . .  11
     8.4 Rights as Employee . . . . . . . . . . . . . . . .  11
     8.5 Costs. . . . . . . . . . . . . . . . . . . . . . .  11
     8.6 Plan Year. . . . . . . . . . . . . . . . . . . . .  12
     8.7 Reports. . . . . . . . . . . . . . . . . . . . . .  12
     8.8 Actions by Company . . . . . . . . . . . . . . . .  12
     8.9 Governmental Approval. . . . . . . . . . . . . . .  12
     8.10 Stockholder Approval. . . . . . . . . . . . . . .  12
     8.11 Applicable Law. . . . . . . . . . . . . . . . . .  12
     8.12 Gender and Number . . . . . . . . . . . . . . . .  12
     8.13 Headings. . . . . . . . . . . . . . . . . . . . .  12

                        THE MAGNA GROUP, INC.
                    EMPLOYEE STOCK PURCHASE PLAN
                    ----------------------------


SECTION 1 - INTRODUCTION
- ------------------------

      1.1    Purpose.  The purpose of The Magna Group, Inc. Employee
             -------
Stock Purchase Plan is to encourage stock ownership by employees of the Company and its Subsidiaries and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company and its Subsidiaries. The Plan is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

      1.2    Stock Purchase Plan.  The Plan is a stock purchase plan
             -------------------
that is intended to satisfy all requirements of Section 423 of the Internal Revenue Code of 1986, as amended. Any provision of the Plan inconsistent with Code Section 423 will, without further act or amendment by the Company, be reformed to comply with Code
Section 423.

      1.3    Effective Date.  The Plan will be effective July 1,
             --------------
1995, subject to approval of the Plan by the stockholders of the Company (contemplated to occur on May 3, 1995). No person whose employment by the Company or its Subsidiaries terminated before such Effective Date will have any rights or obligations under the Plan.

      1.4    Participating Subsidiaries.  A Subsidiary of the
             --------------------------
Company as of the Effective Date will be deemed to have adopted the Plan for its eligible Employees as of the Effective Date, and any corporation that becomes a Subsidiary after the Effective Date will be deemed to have adopted the Plan for its eligible Employees immediately upon becoming a Subsidiary, unless the Company acts to exclude the Subsidiary and its eligible Employees from participation in the Plan.

      1.5    Stock Subject to Plan.
             ---------------------

             (a) The Stock subject to purchase under the Plan will be shares of the Company's authorized but unissued shares or previously issued shares of Stock reacquired and held by the Company or shares acquired in the market. The aggregate number of shares of Stock that may be purchased under the Plan will not exceed 1.5 million (1,500,000) shares. All shares of Stock purchased under the Plan will count against this limitation.

             (b) In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee may make such adjustment as it deems appropriate in the number, kind and purchase price of shares of Stock available for purchase under the Plan, subject to Section 7.1.

      1.6    Appendices.  The Plan may be amplified or modified from
             ----------
time to time by appendices. Each most recent appendix forms a part of the Plan and its provisions will supersede those of the original Plan and any prior appendices as necessary to eliminate any inconsistencies.

SECTION 2 - DEFINITIONS
- -----------------------

      For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

      2.1    "Beneficiary" means a person to whom all or a portion
              -----------
of the amounts due to the Employee under this Plan will be paid if the Employee dies before they receive such amounts.

      2.2    "Code" means the Internal Revenue Code of 1986, as
              ----
amended, and all regulations thereunder.

      2.3    "Committee" means the Compensation Committee of the
              ---------
Board of Directors of Magna Group, Inc.

      2.4    "Company" means Magna Group, Inc., a Delaware
              -------
corporation.

      2.5    "Custodian" means Magna Trust Company.
              ---------

      2.6    "Discount Plan" means this Plan for any Offering Period
              -------------
for which it has been designated a Discount Plan in accordance with
Section 6.7.

      2.7    "Earnings" means that portion of an Employee's salary
              --------
or wages which is designated as "Regular Pay" under the Company's payroll system and received for services rendered for the Company or a Subsidiary during the applicable period specified in the Plan.

      2.8    "Effective Date" means the effective date of the Plan,
              --------------
as specified in Section 1.3.

      2.9    "Employee" means any common-law employee of the Company
              --------
or a Subsidiary.

      2.10   "Enrollment Date" means the Effective Date and the
              ---------------
first business day of each Offering Period thereafter.

      2.11   "Matching Plan" means this Plan for any Offering Period
              -------------
for which it has been designated a Matching Plan in accordance with
Section 6.7.

      2.12   "Offering Period" means the period from the Effective
              ---------------
Date to December 31, 1995, and thereafter the six (6) month periods beginning January 1 and July 1 of each year.

      2.13   "Option Account" means the Account maintained on behalf
              --------------
of the Employee under Section 3.4 to which contributions to the Plan are credited and from which amounts are withdrawn to exercise options on a Purchase Date.

      2.14   "Participating Subsidiary" means a Subsidiary which is
              ------------------------
participating in the Plan in accordance with Section 1.4.

      2.15   "Plan" means The Magna Group, Inc. Employee Stock
              ----
Purchase Plan, as described in this document.

      2.16   "Purchase Date" means the fifth business day of each
              -------------
calendar quarter.

      2.17   "Stock" means the Common Stock of the Company, par
              -----
value $2.00 per share.

      2.18   "Stock Account" means the account maintained on behalf
              -------------
of the Employee under Section 4.3 to which Stock purchased under the Plan is credited.

      2.19   "Subsidiary" means any corporation in an unbroken chain
              ----------
of corporations beginning with the Company if each corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3 - ENROLLMENT AND CONTRIBUTIONS
- ----------------------------------------

      3.1    Eligibility for Enrollment.
             --------------------------

             (a) An Employee may enroll in the Plan for an Offering Period unless one of the following applies to the
      Employee:

                   (i) They would, immediately upon enrollment, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary; or

                   (ii) They are not employed by the Company or a Participating Subsidiary.

             (b) The Committee will notify an Employee of the date they are first eligible to enroll in the Plan and make available to each eligible Employee the necessary enrollment forms before each Offering Period.

      3.2    Enrollment Procedure.
             --------------------

             (a) To enroll in the Plan for an Offering Period, an Employee must file an enrollment form with the Company and elect to make contributions under the Plan in accordance with
      Section 3.3. The enrollment form must be received by the Company at least twenty (20) calendar days prior to the Enrollment Date for the Offering Period and must state the contribution rate elected by the Employee for the Offering Period.

             (b) An Employee whose enrollment in and contributions under the Plan continues throughout an Offering Period will automatically be enrolled in the Plan for the next Offering Period unless (i) the Employee files a written notice of withdrawal with the Company before the Enrollment Date for the next Offering Period or (ii) on the first day of such Offering Period they are described in Section 3.1(a)(i) or
      (ii). The contribution rate for an Employee who is automatically enrolled for an Offering Period pursuant to this Section will be their contribution rate in effect for the preceding Offering Period, unless they file an amended enrollment form with the Company at least twenty (20) calendar days prior to the next subsequent Offering Period designating a different contribution rate.

      3.3    Contributions.
             -------------

             (a) To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan by means of payroll deduction for each payroll period within the Offering Period.

             (b) An Employee may elect to make such contributions in amounts not less than $5 per payroll period and not more than the lesser of (i) $12,500 per Offering Period (or such other amount as the Committee may establish from time to time and communicate to Employees before the Enrollment Date) or
      (ii) a percentage of their Earnings for each payroll period that ensures that the limit on the purchase of shares of Stock specified in Section 4.1 is not exceeded for the Offering Period.

             (c) The contribution for each payroll period must be made in a whole dollar amount.

             (d) Payroll deductions will commence with the first payroll period that begins within the Offering Period and will be made in conformity with the Company's payroll deduction schedule and practices.

             (e) An Employee may elect to increase, decrease or discontinue contributions only as of the beginning of the first payroll period in an Offering Period, by giving written notice to the Committee at least twenty (20) calendar days before such payroll period takes effect.

      3.4    Option Accounts.  All contributions made by an Employee
             ---------------
under the Plan will be credited to an Option Account maintained by the Custodian on behalf of the Employee. The Custodian will make the credit as soon as practicable after the contributions are withheld from the Employee's Earnings. The Custodian may maintain as many subaccounts under an Employee's Option Account as may be necessary for the proper administration of the Plan.

      3.5    Matching Allocations.  On or before each Purchase Date
             --------------------
for an Offering Period for which the Plan is a Matching Plan, the Company will allocate to each Option Account 17.647% of the amount credited to such Option Account on behalf of the Employee since the prior Purchase Date. Such allocation by the Company will be determined to the nearest cent ($0.01).

      3.6    No Funding of Accounts.  No cash shall be set aside
             ----------------------
with respect to an Option Account until it is credited thereto. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Custodian and any Employee or any other person with respect to an Option Account. Amounts credited to an Option Account at any time and from time to time shall be paid from the general funds of the Company. To the extent that any person acquires a right to receive the benefit of amounts credited to an Option Account, such right shall be that of an unsecured general creditor of the Company.

SECTION 4 - GRANT AND EXERCISE OF OPTION
- ----------------------------------------

      4.1    Grant of Options; Terms.  Enrollment in the Plan for an
             -----------------------
Offering Period will constitute the grant by the Company of an option to purchase shares of Stock under the Plan during such Offering

Period. Enrollment in the Plan (whether actual or automatic) for each Offering Period will constitute a new grant of an option to purchase shares of Stock under the Plan. Each option will be subject to the following terms:

             (a)   The option price will be as specified in Section
      4.2.

             (b) Except as limited in (e) below, the number of shares of Stock subject to the option will equal the number of shares of Stock that can be purchased at the option price specified in Section 4.2 with the aggregate amount credited to the Employee's Option Account as of the Purchase Date (including, for any Offering Period for which the Plan is a Matching Plan, the Matching Allocation made by the Company for each such Purchase Date of the Offering Period). Such number of shares shall be determined to three decimal places.

             (c)   The option will be exercised on each Purchase
      Date for the Offering Period.

             (d) The payment by an Employee for the shares of Stock purchased under an option will be made only through payroll deduction in accordance with Section 3.3.

             (e) The number of shares of Stock subject to the option for any Employee (when taken together with all other options held by such Employee under any other stock purchase plan of the Company or a Subsidiary) will not exceed the number derived by dividing twelve thousand five hundred dollars ($12,500) by the fair market value of a share of Stock on the Enrollment Date for the Offering Period.

             (f) The option will expire on the earliest of (i) the last Purchase Date for the Offering Period or (ii) the date on which the Employee's enrollment in the Plan terminates.

      4.2    Purchase of Stock; Price.
             ------------------------

             (a) As of each Purchase Date for each Offering Period, the Custodian will apply to the purchase of shares of Stock the amounts credited to each Employee's Option Account as of such Purchase Date (including, for any Offering Period for which the Plan is a Matching Plan, the Company's Matching Allocation with respect to such amounts). Shares of Stock purchased on a Purchase Date for an Offering Period for which the Plan is a Matching Plan shall be purchased in the market or from sellers other than the Company. Such purchase will be effected by an independent agent and the Company will not control or influence the time when, or the price at which, the independent agent may purchase Stock, the amount of Stock to be purchased, the manner in which Stock is to be purchased, or the selection of the broker or dealer through which purchases may be executed. Shares of Stock purchased on a Purchase Date for an Offering Period for which the Plan is a Discount Plan shall be purchased from the Company from its treasury or from its authorized but unissued shares. The Custodian may aggregate the amounts in all Option Accounts when purchasing such shares of Stock, provided that shares so purchased shall be allocated to the Stock Accounts for each Participant in proportion to the amounts withdrawn from each Participant's Option Account.

             (b) The cost of each share of Stock purchased on a Purchase Date will be determined as follows:

                   (i) For each Purchase Date for an Offering Period for which the Plan is a Matching Plan, the cost of each share shall equal one hundred percent (100%) of the average cost of all shares of Stock acquired on the Purchase Date.

                   (ii) For each Purchase Date for an Offering Period for which the Plan is a Discount Plan, the cost of each share shall equal eighty five percent (85%) of the fair market value of a share of Stock on the Purchase Date.

             (c) For purposes of the Plan, the "fair market value" of a share of Stock means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the Nasdaq National
      Market, the last transaction price per share as quoted by the Nasdaq National Market, (ii) for any trading period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the Nasdaq National Market, but when prices for the Stock shall be reported on The Nasdaq SmallCap Market, the closing bid price as reported by The Nasdaq SmallCap Market, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company in the event neither
      (i), (ii) or (iii) above shall be applicable. If fair market value is to be determined as of a day when the securities markets are not open, the fair market value on that day shall be the fair market value on the preceding day when the markets were open.

      4.3    Stock Accounts.
             --------------

             (a) Following a Purchase Date, all shares of Stock purchased on behalf of an Employee on such Purchase Date shall be credited to a Stock Account maintained by the Custodian. The Custodian shall maintain such Stock Account as agent on behalf of the Employee, and may maintain such subaccounts under each Employee's Stock Account as are necessary or appropriate for the proper administration of the Plan.

             (b) Dividends payable with respect to shares of Stock credited to such Employee's Stock Account will be credited by the Custodian to such Employee's Option Account to be used to purchase additional shares of Stock on the next subsequent Purchase Date.

             (c) The Custodian will deliver or cause to be delivered to each Employee for whom it maintains a Stock Account, within a reasonable time prior to each meeting of stockholders of the Company, proxy statements and other communications which are distributed to owners of Stock.
      Such Employee shall have the right to direct the Custodian, as their agent, as to the exercise of all voting rights with respect to the Stock credited to their Stock Account. Such voting rights shall be exercised by the Custodian only to the extent directed by such Participant. Any shares of Stock held in a Stock Account for which the Custodian does not receive voting instructions shall not be voted.

      4.4    Section 16 Requirements.  Notwithstanding any other
             -----------------------
provision of the Plan, the Committee may impose such conditions as may be required to satisfy the requirements of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

      4.5    Stock Certificates.
             ------------------

             (a) Subject to the provisions of Section 4.4 hereof, in January of each year, the Custodian shall deliver to each Employee, in certificate form, any whole shares of Stock which are credited to such Employee's Stock Account as of December 31 of the preceding year.

             (b) When an Employee's employment with the Company and all Participating Subsidiaries terminates, any whole shares of Stock which remain credited to one or more subaccounts under their Stock Account will be distributed to them in certificate form as soon as practicable after such termination of employment, and cash representing any fractional shares held in such subaccounts (valued as of the Purchase Date next preceding the date of distribution) will be paid to them at the same time. Any dividends received on shares which were distributed to the Employee after the dividend record date will be invested as provided in Section 4.3(b). The shares of Stock so purchased will be distributed as soon as practicable after their purchase, and cash representing any fractional share will be paid to the Employee at the same time.

             (c) No Employee may sell or transfer shares of Stock which are credited to their Stock Account until such time as such shares of Stock are certificated by the Custodian.

      4.6    Excess Account Balances.  Any balance in the Option
             -----------------------
Account of each Employee after the purchase of shares of Stock on each Purchase Date shall be treated as follows:

             (a) Amounts which reflect the value of a fractional share not purchased on the Purchase Date will be retained in the Option Account and carried forward for application at the next Purchase Date, including a Purchase Date which falls in the subsequent Offering Period.

             (b) Amounts which reflect Employee contributions which were not applied to the purchase of shares on the Purchase Date by reason of the limitations of Section 4.1(e) will be returned to the Employee as soon as is practicable following the Purchase Date, and any Matching Allocation credited to the Option Account with respect to amounts to be returned to the Employee shall, as soon as practicable, (i) be returned to the Company or (ii) be applied against the Company's obligation to make further Matching Allocations and reallocated to other Option Accounts.

      4.7    No Interest on Account Balances.  No interest or other
             -------------------------------
earnings will be credited to any Option Account with respect to (a) amounts credited thereto during an Offering Period, (b) amounts to be carried forward to a subsequent Offering Period or (c) amounts to be returned to the Employee. Neither the Custodian, the Committee nor the Company shall have any obligation to invest or otherwise manage amounts credited to an Option Account, other than to apply such amounts to the purchase of Stock in accordance with the terms of this Plan.

SECTION 5 - TERMINATION OF ENROLLMENT
- -------------------------------------

      5.1    Termination of Enrollment.
             -------------------------

             (a) An Employee's enrollment in the Plan will terminate under the following circumstances:

                   (i) An Employee's enrollment will terminate as of the beginning of the Offering Period that begins at least twenty (20) calendar days after they file a written notice of withdrawal with the Company.

                   (ii) An Employee's enrollment will terminate following their termination of employment with the Company and all Participating Subsidiaries at the earlier of (A) such time as they are entitled to no further Earnings or (B) the first day of the payroll period which is more than twenty (20) calendar days after the Employee gives written notice of discontinuance of contributions as provided in Section 3.3(e).

                   (iii) An Employee's enrollment will terminate as of the date on which the Employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary.

                   (iv)   An Employee's enrollment will terminate
             immediately upon a violation of Section 8.1.

             (b) An Employee whose enrollment in the Plan terminates under this Section may again enroll in the Plan as of any subsequent Enrollment Date if they satisfy the eligibility conditions of Section 3.1 as of such date.

             (c)   A Employee's election to discontinue
      contributions under Section 3.3 will not constitute a termination of their enrollment under this Section.

      5.2    Distributions to Employee.
             -------------------------

             (a) As soon as practicable after an Employee's enrollment in the Plan terminates under this Section, the Custodian will take the following actions:

                   (i) The Custodian will pay to the Employee all amounts credited to their Option Account as of the date of termination; and

                   (ii) The Custodian will distribute to the Employee certificates representing any shares of Stock previously purchased under the Plan of which the Employee is the beneficial owner but which have not been distributed prior to the date of termination.

             (b) If an Employee's enrollment terminates as a result of their death, or if the Employee's death occurs before they receive a distribution under this Section, all amounts payable under this Section to the Employee will be paid to their Beneficiary.

      5.3    Beneficiaries.
             -------------

             (a) An Employee may designate one or more persons (concurrently, contingently or successively) to whom amounts credited to their Option Account and certificates evidencing shares of Stock purchased on their behalf under the Plan will be distributed if they die before they receive complete payment of such amounts and shares. Any such designation must be made on a form provided by the Company for this purpose, will be effective on the date received by the Company and may be revoked by the Employee at any time.

             (b) If no designated beneficiary survives the Employee, then their estate will be their Beneficiary for purposes of this Plan.

SECTION 6 - PLAN ADMINISTRATION
- -------------------------------

      6.1    Administrative Committee.  The Plan will be
             ------------------------
administered by the Committee.

      6.2    Committee Powers.
             ----------------

             (a) The Committee will have all powers appropriate to administer the Plan including, but not limited to, the following:

                   (i) To determine all questions that may arise under the Plan, including the power to determine the rights or eligibility of an Employee or their Beneficiaries;

                   (ii) To construe the terms of the Plan and to remedy ambiguities, inconsistencies or omissions;

                   (iii)  To adopt such rules of procedure and
             prescribe such forms as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

                   (iv) To enforce the Plan provisions and the rules of procedure which it adopts;

                   (v) To furnish the Custodian with such information relating to the Plan as may be required by it for tax or other purposes; and

                   (vi) To employ agents, attorneys, accountants, actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan.

             (b) The Committee will have such further powers and duties as may be elsewhere specified in the Plan.

      6.3    Committee Actions.  The actions of the Committee may be
             -----------------
taken either at a meeting by a majority of its members, or in writing without a meeting if all members of the Committee sign such writing. In taking action:

             (a) The Committee may delegate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

             (b) A member of the Committee may by writing delegate any or all of their rights, powers, duties and discretions to any other member of the Committee, with the consent of the latter; and

             (c) When there is an even division of opinion among the members of the Committee as to a matter, the Board of Directors of the Company will decide the matter, provided, however, that no member of the Board of Directors may vote on such a matter if it concerns their individual rights, privileges or obligations under the Plan.

      6.4    Member Who is Participant.  If a member of the
             -------------------------
Committee is an Employee, they may not decide any matter relating to their participation or Option Account or how their Option Account is to be paid to them that they would not have the right to decide were they not a member of the Committee, and they will not receive any compensation for their services as a member of the Committee.

      6.5    Information Required from Company.  The Company will
             ---------------------------------
furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Company as to an Employee's Earnings will be conclusive on all persons unless determined by the Committee to be clearly incorrect.

      6.6    Information Required from Employees.  Each person
             -----------------------------------
entitled to benefits under the Plan must furnish the Company from time to time in writing such person's mailing address, each change of mailing address and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice mailed with postage prepaid to any person at the last mailing address filed with the Company will be binding upon such person for all purposes of the Plan.

      6.7    Designation of Plan Type.  The Plan will be a Discount
             ------------------------
Plan for the Offering Period which begins on the Effective Date, and will remain a Discount Plan for each subsequent Offering Period unless the Committee determines that for a particular Offering Period it shall be a Matching Plan. The Plan shall thereafter remain a Matching Plan until the Committee again determines that it shall be a Discount Plan. Such determination of Plan type may be made by the Committee as often as it deems appropriate, but any such determination must be made before the beginning of the first Offering Period for which a change in Plan type is to be effective, and shall be communicated to Employees at least thirty (30) days before the beginning of such Offering Period. Any determination of Plan type under this Section 6.7 shall remain in effect for subsequent Offering Periods until changed by the Committee.

      6.8    Uniform Rules and Administration.  The Committee will
             --------------------------------
administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated.

SECTION 7 - AMENDMENT AND TERMINATION
- -------------------------------------

      7.1    Amendment.
             ---------

             (a) The Company reserves the right to amend the Plan from time to time subject to the following limitations:

                   (i) No amendment will be made without the prior approval of the stockholders of the Company if the amendment will (1) increase the number of shares of Stock reserved for purchase under the Plan, (2) materially modify the eligibility conditions or materially increase the benefits available under the Plan or (3) cause the options granted under the Plan to fail to meet the requirements of Code Section 423.

                   (ii)   No amendment will make any change in an
             option granted previously and outstanding which adversely affects the rights of an Employee with respect to such option.

                   (iii) No amendment will reduce the amount of an Employee's Option Account balance.

             (b) The Company may delegate to the Committee or its officers the power to amend the Plan as the Company deems appropriate, subject to the limitations of this Section.

      7.2    Termination.  Although the Company intends to maintain
             -----------
the Plan indefinitely, the Plan is entirely voluntary on the part of the Company and the continuance of the Plan should not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan at any time.

      7.3    Rights Upon Termination.
             -----------------------

             (a) If the Plan terminates, the Committee may elect to terminate all outstanding options to purchase shares of Stock under the Plan either immediately or upon completion of the purchase of shares of Stock on the next following
      Purchase Date.

             (b) If the Committee terminates an option to purchase shares of Stock prior to the expiration of the option, all amounts contributed to the Plan which remain in an Employee's Option Account will be returned to the Employee as soon as practicable.

SECTION 8 - GENERAL PROVISIONS
- ------------------------------

      8.1    No Transfer or Assignment.  The rights of an Employee
             -------------------------
under the Plan may not be sold, pledged, assigned or transferred, voluntarily or involuntarily, in any manner other than by will or the laws of descent and distribution.

      8.2    Equal Rights and Privileges.  All Employees who are
             ---------------------------
granted an option under the Plan for an Offering Period will have equal rights and privileges with respect to such option.

      8.3    Rights as Stockholder.  The grant of an option to
             ---------------------
purchase shares of Stock under the Plan will not confer upon an Employee any rights as a stockholder of the Company with respect to shares of Stock subject to the option. An Employee will become a stockholder with respect to shares of Stock subject to an option under the Plan only when the purchase of such shares of Stock is completed as of a Purchase Date.

      8.4    Rights as Employee.  The Plan is not a contract of
             ------------------
employment, and the grant of an option to purchase shares of Stock under the Plan will not confer upon any Employee the right to be retained in the employ of the Company or any Subsidiary.

      8.5    Costs.  All costs and expenses incurred in the
             -----
administration of the Plan will be paid by the Company and its Subsidiaries. Any brokerage fees for the purchase of shares of Stock under the Plan (including shares of Stock purchased by reinvestment of dividends as provided in Section 4.3(b)) will be paid by the Company and its Subsidiaries, but any brokerage fees for the sale of shares of Stock by an Employee will be borne by the Employee.

      8.6    Plan Year.  The Plan will operate on a plan year which
             ---------
begins July 1, 1995 and ends December 31, 1995, and thereafter coincides with the calendar year.

      8.7    Reports.  The Company will provide or cause to be
             -------
provided to each Employee an annual report of their contributions under the Plan for each Plan Year and the shares of Stock purchased with such contributions.

      8.8    Actions by Company.  Any action taken by the Company
             ------------------
with respect to the Plan will be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

      8.9    Governmental Approval.  The Plan and any offering or
             ---------------------
sale made to Employees under the Plan is subject to any governmental approvals or consents that are or may become applicable in connection herewith.

      8.10   Stockholder Approval.  The Plan is subject to approval
             --------------------
by the holders of a majority of the shares present in person or by proxy and voting at the meeting at which the Plan is considered and shall not be effective without such approval.

      8.11   Applicable Law.  The Plan will be governed by the
             --------------
internal laws of the State of Delaware, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws.

      8.12   Gender and Number.  When the context permits, words in
             -----------------
the Plan used in the masculine gender include the feminine gender, words in the singular include the plural and words in the plural include the singular.

      8.13   Headings.  All headings in the Plan are included solely
             --------
for ease of reference and do not bear on the interpretation of the text.